AMENDMENT NO. 3
TO
SECOND AMENDED AND RESTATED
MASTER ADMINISTRATIVE SERVICES AGREEMENT
     The Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Funds Group, a Delaware statutory trust, is hereby amended as follows:
     WHEREAS, AIM Funds Group is now named AIM Funds Group (Invesco Funds Group); and
     WHEREAS, the following Portfolios have been renamed:

CURRENT NAME	NEW NAME
AIM Basic Balanced Fund	Invesco Basic Balanced Fund
AIM European Small Company Fund	Invesco European Small Company Fund
AIM Global Core Equity Fund	Invesco Global Core Equity Fund
AIM International Small Company Fund	Invesco International Small Company Fund
AIM Mid Cap Basic Value Fund	Invesco Mid Cap Basic Value Fund
AIM Select Equity Fund	Invesco Select Equity Fund
AIM Small Cap Equity Fund	Invesco Small Cap Equity Fund;
     NOW, THEREFORE, the parties agree that:
1.	All references to AIM Funds Group in the Agreement are hereby deleted and replaced with AIM Funds Group (Invesco Funds Group).

2.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
TO
MASTER ADMINISTRATIVE SERVICES AGREEMENT
OF
AIM FUNDS GROUP (INVESCO FUNDS GROUPS)

Portfolios	Effective Date of Agreement
Invesco Basic Balanced Fund	July 1, 2006
Invesco European Small Company Fund	July 1, 2006
Invesco Global Core Equity Fund	July 1, 2006
Invesco International Small Company Fund	July 1, 2006
Invesco Mid Cap Basic Value Fund	July 1, 2006
Invesco Select Equity Fund	July 1, 2006
Invesco Small Cap Equity Fund	July 1, 2006”

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Dated: April 30, 2010

INVESCO ADVISERS, INC.

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President
(SEAL)

AIM FUNDS GROUP (INVESCO FUNDS GROUP)

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr Senior Vice President
(SEAL)

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